United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2021

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2021, Clarus Corporation (the “Company”) entered into an employment agreement with Mr. John Walbrecht (the “Walbrecht Employment Agreement”), the Company’s current President, which provides for Mr. Walbrecht’s continued employment as President of the Company for a term expiring on January 1, 2024, subject to certain termination rights, during which time he will receive an annual base salary of $500,000.

Under the terms of the Walbrecht Employment Agreement, the Company issued and granted to Mr. Walbrecht an option to purchase 400,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”), having an exercise price per share of $15.15 (because the date of grant was not a trading day, the exercise price is equal to the closing price of the Company’s common stock on the immediately succeeding trading day, January 4, 2021), which will vest and become exercisable as follows: (i) 133,334 shares on January 1, 2022, (ii) 133,333 shares on January 1, 2023, and (iii) 133,333 shares on January 1, 2024.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Walbrecht is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Walbrecht’s annual base salary. Mr. Walbrecht will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

The Walbrecht Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company, as more particularly set forth in the Walbrecht Employment Agreement.

In the event that Mr. Walbrecht’s employment is terminated as a result of his death or permanent disability, Mr. Walbrecht or his estate will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus pro rated for the portion of the year in which such termination occurred. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Walbrecht’s employment is terminated by the Company for “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Walbrecht is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Walbrecht’s employment is terminated by the Company without “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period, in each case payable in accordance with the Company’s normal payroll practices; provided that Mr. Walbrecht executes a Separation Agreement and General Release Agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Walbrecht’s employment is terminated by Mr. Walbrecht other than as a result of a “change in control” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Walbrecht’s employment is terminated by either party within 30 days of a “change in control” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period; provided that Mr. Walbrecht executes a Separation Agreement and General Release Agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Walbrecht to provide consulting services described in the Walbrecht Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Walbrecht will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Walbrecht Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Walbrecht fails to comply with any of his obligations under the Walbrecht Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Walbrecht will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Walbrecht Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Walbrecht Employment Agreement.

All payments and benefits provided under the Walbrecht Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The Walbrecht Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Walbrecht if the same would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), to the minimum extent necessary so that such excise tax is not imposed. The Walbrecht Employment Agreement also contains provisions intended to comply with Section 409A of the Code.

The foregoing description of the Walbrecht Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Walbrecht Employment Agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)          The disclosure set forth in Item 1.01 of this Report with respect to Mr. Walbrecht is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated as of January 1, 2021, between Clarus Corporation and John Walbrecht.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2021

CLARUS CORPORATION

By:	/s/ Aaron Kuehne
Name:	Aaron Kuehne
Title:	Chief Financial Officer and Chief Administrative Officer